Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-190969) and Form S-8 (No. 333-176475 and No. 333-204202) of International Shipholding Corporation of our report dated March 2, 2016 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

March 2, 2016